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                                                                   EXHIBIT 10.13

                       Deferred Compensation Agreement for
                                 Thomas R. Pagel


Rittenhouse Paper Company (the "Company") hereby agrees to pay Thomas R. Pagel ("Pagel") as deferred compensation on August 31, 2005, $230,000 and any unpaid income credits in his deferred compensation account. The deferred compensation account shall be credited with income quarterly on each March 31, June 30, September 30 and December 31 in each year commencing December 31, 1996 at a per annum rate of interest equal to the Applicable Rate (as defined below) which interest credit shall be paid out quarterly on each such date. The "Applicable Rate" shall mean on any date as to which income credits are to be calculated the per annum rate applicable to borrowings from the principal revolving credit facility of the Company on such day, or if no such facility shall then exist, the principal revolving credit facility of any successor to substantially all of the assets of the Company (a "Successor") on such day, or if no such facility shall then exist, the prime lending rate announced by Harris Trust & Savings Bank is applicable on such day. Interest shall be computed on the basis of the number of days actually elapsed and a 365- or 366-day year, as applicable. The Company may, from time to time, at its discretion, accelerate the date of payment of all or any portion of this deferred compensation in its sole exclusive discretion.

         The obligations of the Company and/or any Successor to make any payment hereunder shall be subordinate and junior to all principal and interest on any Indebtedness (as defined below) of the Company and/or any Successor. Upon the maturity of any Indebtedness of the Company and/or any Successor by lapse of time, acceleration or otherwise, then all principal of and interest on all such matured Indebtedness shall first be paid in full before any payment on account of the obligations of the Company hereunder is made by the Company and/or any Successor hereunder. In the event of insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company and/or any Successor, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up the Company and/or any Successor, whether or not involving insolvency or bankruptcy proceedings, then all principal of and interest on all Indebtedness of the Company and/or any Successor shall have been paid in full before any payment on account of the Company's obligations hereunder. Furthermore, Pagel irrevocably agrees to such additional terms of subordination as requested by any lender (or other party providing non-equity financing) to the Company and/or any Successor, any of their respective affiliates or any holder of 10% or more of the then outstanding shares and/or interests of the Company and/or any Successor.

         For the purposes hereof, "Indebtedness" of an entity shall mean the principal of (and premiums, if any) and unpaid interest on:

         (i) indebtedness of such entity which is for money borrowed from others;

         (ii) indebtedness guaranteed, directly or indirectly, in any manner by such entity, or in effect guaranteed, directly or indirectly, by such entity through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase property or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss;

         (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such corporation, even if such entity has not in any manner become liable for the payment of such indebtedness;

         (iv) all obligations of such entity created or arising under any conditional sale, lease or other title agreement with respect to property acquired by such entity even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such property to the extent that such obligations are required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles, consistently applied; and


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         (v) renewals, extensions and refunding of any such indebtedness.

         Pagel's rights under this Deferred Compensation Agreement shall not be transferable voluntarily or involuntarily and shall not be subject to pledge or any claim of its creditors. Any purported transfer of this interest shall be void.

         This Deferred Compensation Agreement shall not be construed as conferring any rights to continued employment. Employer's rights with respect to the continuation or termination of Pagel's employment shall be unchanged by this Deferred Compensation Agreement.


         Agreed to this 23rd day of December, 1996.



                                         Rittenhouse Paper Company

                                         By: /s/ Simon Blattner
                                             -----------------------------------
                                             Its: Vice President

                                             /s/ Thomas R. Pagel
                                             -----------------------------------
                                             Thomas R. Pagel